UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                          ----------------------

                               FORM 8-K

                             CURRENT REPORT

  Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

    	Date of Report (Date of Earliest Event Reported) January 19, 2001

                        CENTRAL NATURAL RESOURCES, INC.
                  (Formerly Central Coal & Coke Corporation)

       	(Exact name of registrant as specified in its charter)

    Delaware                       0-1392                  44-0195290
-------------------------      -----------------------   ------------------
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer
of incorporation or                                      Identification No.)
organization)

127 West 10th Street, Suite 666, Kansas City, Missouri          64105
------------------------------------------------------          ---------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code          816/842-2430
                                                            -------------
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


Title of each class               Name of each Exchange on which Registered
-------------------               -----------------------------------------
None                              None


SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                   Common Stock ($1 Par Value)
                   ---------------------------
                        (Title of Class)



Items 1-4 Inclusive - NONE

Item 5 - OTHER EVENTS

The Board of Directors of the Registrant on January 19, 2001 declared a stock dividend of one share of common stock for each issued and outstanding share of common stock held by Stockholders of record as of January 29, 2001. The stock dividend should be distributed on or about February 13, 2001 to Stockholders of record as of January 29, 2001. As of January 19, 2001 there are 251,962 shares issued and outstanding so that after the distribution of the stock dividend there will be 503,924 shares of common stock issued and outstanding.

Also, the Board of Directors of the Registrant declared a cash dividend in the amount of $0.25 per share payable to Stockholders of record on February 20, 2001 to be paid on or about February 28, 2001. This cash dividend will be paid on the post stock dividend number of issued and outstanding shares, and would equate to $0.50 per share on the pre stock dividend number of issued and outstanding shares.

Items 6-9 Inclusive - NONE

                                       SIGNATURES
                                       ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                       CENTRAL NATURAL RESOURCES, INC.
                                       (Formerly Central Coal & Coke Corp.)
                                       -------------------------------

Date: January 19, 2001                 	By /s/ Phelps M. Wood
                                       -------------------------------
                                       Phelps M. Wood
                                       President